Exhibit 10.123

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. SUBJECT TO APPLICABLE LAW, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

SENETEK PLC

WARRANT

Warrant No.	Date of Original Issuance: , 2010

Senetek plc, a corporation organized under the laws of England (the “Company”), hereby certifies that, for value received, DMRJ Group, LLC, with an address at 152 West 57th Street, New York, New York 10019 (“DMRJ” and, together with its successors or permitted assigns, the “Holder”), is entitled to purchase from the Company up to a total of 1,800,000 of the Company’s Ordinary Shares (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.75 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including                  , 2015 (the “Expiration Date”), and subject to the following terms and conditions:

1. Definitions. This warrant (the “Warrant”) is one of a series of similar warrants issued pursuant to a Securities Purchase Agreement, dated as of                  , 2010 (the “Purchase Agreement”), by and between the Company and DMRJ. Capitalized terms used and not otherwise defined herein have the meanings as defined in the Purchase Agreement.

2. Registration of Warrant; Transfers. The Company shall register this Warrant, upon records maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Holder is entitled to the benefits of the Purchase Agreement and that certain Registration Rights Agreement, dated as of the Effective Date (as defined in the Purchase Agreement), by and between the Company and DMRJ, which agreement provides, among other things, for registration rights relating to the Warrant Shares.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase the Company’s ordinary shares, par value $0.65 (50 pence) per share (the “Ordinary Shares”), in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof up to and including the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is the “Date of Exercise.”

(c) Payment of Exercise Price. The Holder may pay the Exercise Price by delivery of a check made payable to the Company or by wire transfer to an account designated in writing by the Company or, if the Holder so elects, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y*((A-B)/A)

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price.

B = the Exercise Price.

The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise” of the Warrant Shares (such portion of the Warrant Shares, the “Cashless Exercise Warrant Shares”). If, at any time there shall be an adjustment to the number of Warrant Shares pursuant to Section 9 hereof, the number of Cashless Exercise Warrant Shares shall be deemed automatically and proportionately adjusted to reflect such change in the number of Warrant Shares. For purposes of this Warrant, the following terms have the following meanings:

“ADRs” means American deposit receipts evidencing ownership of the Ordinary Shares.

“Current Market Price” means (i) so long as the ADRs or the Ordinary Shares are listed or quoted for trading on a Trading Market, the Volume Weighted Average Price for the 20 consecutive Trading Days ending on, and including, the applicable Date of Exercise; and (ii) if not so listed or quoted, such price as the Board of Directors of the Company shall determine, in good faith.

“Trading Day” means a day during which trading in securities generally occurs on the principal Trading Market on which the ADRs or Ordinary Shares are then listed or quoted.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities, the Boston Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, NASDAQ Capital Market or the Over-The-Counter Bulletin Board on which the ADRs are listed or quoted for trading on the date in question.

“Volume Weighted Average Price” means (i) with respect to a specified Trading Day, the quotient obtained by dividing (A) the sum of the Volume Weighted Transaction Price for each trade of ADRs or Ordinary Shares made during such Trading Day by (B) the total number of ADRs or Ordinary Shares traded on such Trading Day, and (ii) with respect to a specified number of Trading Days, the average Volume Weighted Average Price for such Trading Days, determined by dividing the sum of the Volume Weighted Average Price for each such Trading Day (determined in accordance with the foregoing clause (i)) by the number of Trading Days during such period.

“Volume Weighted Transaction Price” means, with respect to a particular trade of ADRs or Ordinary Shares, the product of the number of shares bought and sold in such transaction, multiplied by the price at which such shares are bought and sold.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, and, in any event, within three Business Days after any Date of Exercise (such date, the “Delivery Date”), the Company shall issue and deliver, or cause its transfer agent to issue and deliver, as applicable, the Warrant Shares as follows:

(i) to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”), or

(ii) directly to the Holder (or its designee(s)), a certificate or certificates registered in the name of the Holder (or its designee(s)).

(b) If Warrant Shares are not delivered pursuant to Section 5(a) by the Delivery Date, then the Holder shall be entitled, at its election, exercisable by written notice to the Company delivered at any time prior to the Holder’s receipt of the Warrant Shares in DWAC or in certificated form, to rescind all or any portion of such exercise. In such event, the Company shall immediately reinstate the portion of this Warrant and the equivalent number of Ordinary Shares for which Warrant Shares were not timely delivered and for which the Holder rescinded exercise.

(c) The Company understands that a delay in the delivery of Warrant Shares upon exercise beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder the Warrant Shares via DWAC or in certificated form by the Delivery Date, the Company shall pay to the Holder, with respect to each Business Day that elapses from and after the Delivery Date (not including the Delivery Date) through and including the date as of which the Warrant Shares are actually delivered to the Holder via DWAC or in certificated form or, if the Holder rescinds its election to exercise, the date of such rescission, an amount in cash equal to 10% per annum of the greater of (A) 2% of the Warrant Value, and (B) $2,000. Nothing herein will limit the Holder’s right to pursue actual damages for the Company’s failure to deliver the Warrant Shares within the time period specified in Section 5(a) above and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). For purposes hereof, “Warrant Value” means an amount equal to the number of Warrant Shares the delivery of which was not timely made, multiplied by the Exercise Price in effect as of the Date of Exercise.

(d) In addition to the other rights available to the Holder, if the Company fails to deliver to the Holder the Warrant Shares via DWAC or in certificated form by the Delivery Date and, if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Ordinary Shares (or ADR’s) to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise, then the Company shall (i) pay in cash to the Holder the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares (or ADR’s) so purchased exceeds (B) the amount obtained by multiplying (x) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (y) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Ordinary Shares for which Warrant Shares were not timely delivered or deliver such Warrant Shares via DWAC or in certificated form as required under this Warrant. Nothing herein will limit the Holder’s right to pursue actual damages for the Company’s failure to deliver the Warrant Shares within the time period specified in Section 5(a) above and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(e) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. Notwithstanding the foregoing, should the Holder hereof physically surrender this Warrant in connection with a partial exercise of this Warrant (or, in the event that this Warrant has been lost, mutilated or stolen, an affidavit of loss in respect thereof in form and substance reasonably satisfactory to the Company), the Company shall promptly issue (or cause to be issued) and delivered to the Holder, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any, following such exercise.

(f) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(g) No Fractional Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 5(g), be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

(h) Limitations on Exercise. Notwithstanding anything to the contrary contained herein, at any time that any of the Company’s equity securities are registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the number of Ordinary Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of Ordinary Shares then beneficially owned by such Holder and its Affiliates (as defined in Section 13(d) of the Exchange Act) and any other Persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “5% Maximum Percentage”) of the total number of issued and outstanding Ordinary Shares (including for such purpose the Ordinary Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall, instead of issuing Ordinary Shares in excess of the limitation referred to in this Section 5(h), suspend its obligation to issue shares in excess of the foregoing limitation until such time, if any, as such Ordinary Shares may be issued in compliance with such limitation; provided, that, by written notice to the Company, the Holder may waive the provisions of this Section 5(h) or increase or decrease the 5% Maximum Percentage to any other percentage specified in such notice; however,, provided, that any such waiver or increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. This Section 5(h) shall not restrict the number of Ordinary Shares which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction (as defined below).

6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect thereof, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of an affidavit of loss in form and substance. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, shall be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Splits, Dividends and Combinations. In case the Company shall (i) pay a dividend in shares of Ordinary Shares to all holders of Ordinary Shares, (ii) make a distribution in shares of Ordinary Shares to all holders of Ordinary Shares, (iii) subdivide the outstanding shares of Ordinary Shares into a greater number of shares of Ordinary Shares, or (iv) combine the outstanding shares of Ordinary Shares into a smaller number of shares of Ordinary Shares, the Exercise Price in effect immediately prior to such action shall be multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately before such event, and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The provisions of this Section 9(a) shall similarly apply to successive stock splits, dividends and combinations.

(b) No Adjustments; Calculations. No adjustment in the Exercise Price shall be required for a change in the par value or no par value of the Ordinary Shares. Further, no adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least $0.01; provided, however, that any adjustments which by reason of this Section 9(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

10. Fundamental Transactions. If, at any time while this Warrant is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company (as determined in good faith by the Company’s Board of Directors) shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 10 and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

11. Notice of Certain Transactions. In the event that (a) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Exercise Price; (b) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction; or (c) authorizes a repurchase of Ordinary Shares or the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 business days prior to the applicable record or effective date on which a Person would need to hold Ordinary Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; however, failure to mail (or cause to be mailed) such notice or any defect therein shall not affect the validity of any such transactions or event.

12. Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when received, if delivered by hand, (b) one Business Day after being sent by nationally recognized overnight courier service, (c) three Business Days after being sent by certified or registered mail, return receipt requested, or (d) upon confirmed transmission when sent by facsimile or other electronic transmission if sent during normal business hours of the recipient and otherwise on the next Business Day (provided, that any facsimile or other electronic transmission is followed by delivery via another method permitted hereby), addressed:

If to the Company:	Senetek plc
301 Central Ave, #384
Hilton Head, South Carolina 29926
Attention: John Ryan
Tel: 842.290.8930
Fax: 843.842.7248
Email: jryan@senetek.net

With a copy to:	DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: William N. Haddad
Tel: 212.335.4998
Fax: 212.884.8498
Email: william.haddad@dlapiper.com

If to the Holder:	DMRJ Group, LLC
152 West 57th Street, 54th Floor
New York, New York 10019
Attention: David Levy
Tel: 212.582.2222
Fax: 212.582.2424
Email: dlevy@platinumlp.com

With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Dan DeWolf, Esq.
Tel: 212.935.3000
Fax: 212.983.3115
Email: ddewolf@mintz.com

or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Any notice given by means other than as set forth above shall be deemed effective upon receipt.

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Miscellaneous.

(a) Subject to the restrictions on transfer set forth in the legend on the first page hereof, this Warrant may be assigned by the Holder upon delivery to the Company of a properly completed notice of assignment, substantially in the form attached hereto. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company (or its successor or permitted assign, as applicable) and the Holder.

(b) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder upon delivery to the Company of a properly completed notice of assignment, substantially in the form attached hereto. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Company irrevocably consents to the exclusive jurisdiction of any Federal or State court located in New York, New York in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE A PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS WARRANT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEY’S FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(g) No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Warrant upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(h) This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

{Remainder of page intentionally left blank. Signature page to follow.}

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SENETEK PLC

By:
John Ryan, Chief Executive Officer

SENETEK PLC

EXERCISE NOTICE

Exercise Notice for Warrant No:

The undersigned hereby irrevocably elects to purchase                      ordinary shares of Senetek plc (the “Company”), pursuant to the above captioned Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the above captioned Warrant. The Holder intends that payment of the Exercise Price shall be made as (check one):

             “Cash Exercise” with respect to                      shares

             “Cashless Exercise” with respect to                      shares

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant. Pursuant to this exercise, the Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

The undersigned requests that certificates for the Ordinary Shares issuable upon this exercise be issued in the name of:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

By:

Print Name

Signature

Address:

SENETEK PLC

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

Warrant No:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the above-captioned Warrant to purchase                      ordinary shares of Senetek plc to which such Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the above captioned Warrant.

Following the above described transfer and assignment, the undersigned shall retain pursuant to the above captioned Warrant the right to purchase                      Warrant Shares.

Dated:                 ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: